CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

Board of Trustees and Interest Holders

Wells Fargo Master Trust

We consent to the use of our reports for the Wells Fargo Advantage C&B Large Cap Value Fund, Wells Fargo Advantage Diversified Equity Fund, Wells Fargo Advantage Diversified Small Cap Fund, Wells Fargo Advantage Emerging Growth Fund, Wells Fargo Advantage Equity Value Fund, Wells Fargo Advantage International Value Fund, Wells Fargo Advantage Small Company Growth Fund, and Wells Fargo Advantage Small Company Value Fund, Wells Fargo Advantage Conservative Allocation Fund, Wells Fargo Advantage Growth Balanced Fund, and Wells Fargo Advantage Moderate Balanced Fund, dated November 29, 2010, eleven of the funds comprising the Wells Fargo Funds Trust, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

We also consent to the use of our reports for the Wells Fargo Advantage C&B Large Cap Value Portfolio, Wells Fargo Advantage Disciplined Growth Portfolio, Wells Fargo Advantage Disciplined Value Portfolio, Wells Fargo Advantage Emerging Growth Portfolio, Wells Fargo Advantage Equity Value Portfolio, Wells Fargo Advantage Index Portfolio, Wells Fargo Advantage International Core Portfolio, Wells Fargo Advantage International Growth Portfolio, Wells Fargo Advantage International Index Portfolio, Wells Fargo Advantage International Value Portfolio, Wells Fargo Advantage Large Cap Appreciation Portfolio, Wells Fargo Advantage Large Company Growth Portfolio, Wells Fargo Advantage Small Cap Index Portfolio, Wells Fargo Advantage Small Company Growth Portfolio, Wells Fargo Advantage Small Company Value Portfolio, and Wells Fargo Advantage Strategic Small Cap Value Portfolio, sixteen of the portfolios constituting the Wells Fargo Master Trust, dated November 29, 2010, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

January 24, 2011